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                                                                    Exhibit 1(b)
                                                                    ------------



                      [Title of Trust Preferred Security]

                         CP&L ENERGY CAPITAL TRUST __

                                 guaranteed by

                               CP&L ENERGY, INC.


                            UNDERWRITING AGREEMENT
                            ----------------------

                                         ___________, ____


To the Representative named in Schedule I hereto of the Underwriters named in Schedule II hereto

Dear Sirs:

     The undersigned CP&L Energy Capital Trust __ (the "Trust"), a statutory business trust created under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. (Sections 3801, et seq.)) and CP&L Energy, Inc., a North Carolina corporation (the "Company" and together with the Trust, the "Offerors"), hereby confirm their agreement with each of the several Underwriters hereinafter named as follows:

     1.   Underwriters and Representative. The term "Underwriters" as used
          -------------------------------
herein shall be deemed to mean the firm or corporation or the several firms or corporations named in Schedule II hereto and any underwriter substituted as provided in paragraph 6 hereof, and the term "Underwriter" shall be deemed to mean one of such Underwriters. If the firm or firms listed in Schedule I hereto (the "Representative") are the same as the firm or firms listed in Schedule II hereto, then the terms "Underwriters" and "Representative," as used herein, shall each be deemed to refer to such firm or firms. The Representative represents that it has been authorized by the Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one firm is named in Schedule I hereto, any action under or in respect of this Agreement may be taken by such firms jointly as the Representative or by one of the firms acting on behalf of the Representative, and such action will be binding upon all the Underwriters.

     2.   Description of Trust Preferred Securities. The Offerors propose the
          -----------------------------------------
issue and sale by the Trust of trust preferred securities of the Trust, of the designation, with the terms and in the amount specified in Schedule I hereto (the "Trust Preferred Securities"). The Trust Preferred Securities will be guaranteed by the Company, to the extent described in the Prospectus (as defined below), with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Guarantee Agreement (the "Guarantee"), to be dated as of _______________, between the Company and
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_______________, as trustee (the "Guarantee Trustee"). The Trust Preferred
Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Date (as defined below) (the "DTC Agreement"), among the Trust, the Property Trustee (as defined below) and DTC.

     The entire proceeds from the sale of the Trust Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Trust Common Securities") to purchase $___________ aggregate liquidation amount of _____% Junior Subordinated Debentures due _________, 20__ (the "Subordinated Debentures") issued by the Company. The Trust Preferred Securities and the Trust Common Securities will be issued pursuant to the Amended and Restated Trust Agreement, to be dated as of ____________ (the "Trust Agreement"), among the Company, as depositor, _____________ and _________, as administrators (the "Administrators"), __________________, as property trustee (the "Property Trustee"), ____________________, as Delaware trustee (the "Delaware Trustee," and, together with the Property Trustee and the Administrators, the "Trustees"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to an indenture, dated as of ______________ (the "Indenture"), between the Company and _____________________, as trustee (the "Debenture Trustee").

     The Trust Preferred Securities, the Guarantee and the Subordinated Debentures may be collectively referred to herein as the "Securities."

     The Indenture, the Trust Agreement, the Guarantee, the DTC Agreement, and this Agreement are hereinafter referred to collectively as the "Operative Documents."

     3.   Representations and Warranties of the Company. The Offerors jointly
          ---------------------------------------------
and severally represent and warrant to each of the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (No. 333-_______) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of up to an aggregate of $_______________of the Company's securities (the "Registered Securities") as described in the Registration Statement. As of the date hereof, the Company has sold Registered Securities in the aggregate amount of $_____________. The Registration Statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 Act, as amended (the "1939 Act"). The term "Registration Statement" shall be deemed to include all amendments thereto to the date hereof and all documents incorporated by reference therein (the "Incorporated Documents"). The prospectus included in the Registration Statement, as it is to be supplemented by a prospectus supplement, dated on or about the date hereof, relating to the Securities (the "Prospectus Supplement"), and all prior amendments or supplements thereto (other than amendments or supplements relating to securities of the Company other than the Securities), including the Incorporated Documents, is hereinafter referred to as the "Prospectus." Any reference herein to the terms "amend, " "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), deemed to be incorporated therein after the date hereof and prior to the termination of the offering of the Trust Preferred Securities by the Underwriters; and any references herein to the terms "Registration Statement" or "Prospectus" at a date after the filing of the Prospectus

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     Supplement shall be deemed to refer to the Registration Statement or the
     Prospectus, as the case may be, as each may be amended or supplemented prior to such date.

          (b) Prior to the termination of the offering of the Trust Preferred Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus which shall not have previously been furnished to the Representative or of which the Representative shall not previously have been advised or to which the Representative shall reasonably object in writing and which has not been approved by the Underwriter(s) or their counsel acting on behalf of the Underwriters.

          (c) The Registration Statement, at the time and date it was declared effective by the Commission, complied, and the Registration Statement, the Prospectus and the Indenture, at the date the Prospectus is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act ("Rule 424") and at the Closing Date (as defined herein), will comply, in all material respects, with the applicable provisions of the Securities Act and the 1939 Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at the time and date it was declared effective by the Commission, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the date it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this subparagraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished herein or in writing to the Company by the Representative or by or on behalf of any Underwriter through the Representative expressly for use in the Prospectus or to any statements in or omissions from the Statement of Eligibility (Form T-1) of each of the Debenture Trustee, the Guarantee Trustee, the Property Trustee and the Delaware Trustee. The Incorporated Documents, when they were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any documents so filed and incorporated by reference subsequent to the date hereof and prior to the termination of the offering of the Trust Preferred Securities by the Underwriters will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and, when read together with the Registration Statement and the Prospectus, none of such documents included or includes or will include any untrue statement of a material fact or omitted or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The financial statements incorporated by reference in the Registration Statement present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and ______________, who have audited certain of the financial statements, are independent public or independent certified public accountants as required by the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.

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          (e)  Except as reflected in, or contemplated by, the Registration
     Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus, and prior to the Closing Date, (i) there has been no material adverse change in the financial condition, earnings, business affairs or business prospects of the Company; (ii) there has been no material transaction entered into by the Company or any of its subsidiaries other than transactions contemplated by the Registration Statement and Prospectus or transactions arising in the ordinary course of business; and (iii) the Company has no material contingent obligation that is not disclosed in the Registration Statement and Prospectus.

          (f) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its articles of incorporation (the "Articles"), by-laws and applicable law.

          (g) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles, the Company's by-laws, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any significant subsidiary (as such term is defined in Rule 1-01(w) of Regulation S-X) of the Company (each a "Significant Subsidiary" and each of which is listed on Schedule III hereto) is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

          (h) The Trust Preferred Securities conform in all material respects to the description contained in the Prospectus.

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease and operate its properties, to conduct its business, to enter into and perform its obligations under each of the Operative Documents, to hold the Common Securities issued by the Trust, and to issue, deliver and perform its obligations under the Subordinated Debentures, the Trust Preferred Securities Guarantee and the Expenses Agreement as contemplated under this Agreement and the other agreements to which it is a party; each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization with corporate power and authority to own, lease and operate its properties and to conduct its business as contemplated under this Agreement and the other agreements to which it is a party; and each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, earnings, business affairs or business prospects of the Company and its subsidiaries considered as a whole.

          (j) The outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and is not subject to preemptive or other similar rights.

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          (k) The issued and outstanding capital stock of each Significant
     Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the common capital stock of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

          (l) The Indenture (A) has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Debenture Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditor's rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States); and (B) conforms in all material respects to the description thereof in the Prospectus.

          (m) Neither the Trust, the Company nor any of the Company's subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (n) Except as described in or contemplated by the Prospectus, there are no pending actions, suits or proceedings against or affecting the Trust, the Company or any of the Company's subsidiaries or properties which are likely in the aggregate, to result in any material adverse change in the financial condition, earnings, business affairs, or business prospects of the Trust, the Company and the Company's subsidiaries considered as a whole or which are likely in the aggregate to materially and adversely affect the consummation of this Agreement or the transactions contemplated herein or therein.

          (o) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Trust or the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions herein contemplated or for the due execution, delivery or performance of the Indenture, the Guarantee or the Trust Agreement by the Trust or the Company, except such as have been already obtained or as may be required under the Securities Act or state securities laws and except for the qualification of the Indenture, the Guarantee and the Trust Agreement under the 1939 Act.

          (p) The Trust has been duly created and is validly existing in good standing as a statutory business trust under the Delaware Act with the power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and to issue, deliver and perform its obligations under the Trust Preferred Securities. The Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus. The Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. The Trust does not have any consolidated or unconsolidated significant subsidiaries (as such term is defined in Rule 1-01(w) of Regulation S-X). The Trust is and will be treated as a consolidated subsidiary of the Company pursuant to

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     generally accepted accounting principles. The Trust is not required to be authorized to do business in any jurisdiction other than the State of Delaware.

          (q) The Trust Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Prospectus, will constitute validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus. The issuance of the Trust Common Securities is not subject to preemptive or other similar rights. On the Closing Date all of the issued and outstanding Trust Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

          (r) The Trust Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor as provided herein, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus. The issuance of the Trust Preferred Securities will not be subject to preemptive or other similar rights.

          (s) The execution and delivery by the Trust and the Company of this Agreement and the performance by the Trust and the Company of their respective obligations hereunder, have been duly authorized by all necessary action on the part of the Trust and corporate action on the part of the Company; and this Agreement has been duly executed and delivered by the Trust and the Company.

          (t) The Trust Agreement (A) has been duly authorized, executed and delivered by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and the Trustees, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will, at the Closing Date, constitute a valid and legally binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditor's rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States); and (B) conforms in all material respects to the description thereof in the Prospectus.

          (u) The Guarantee (A) has been duly authorized, executed and delivered by the Company, and on the Closing Date will have been duly executed and delivered by the Company, and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditor's rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States); and (B) conforms in all material respects to the description thereof in the Prospectus.

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          (v) The Subordinated Debentures have been duly authorized by the
     Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditor's rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States).

          (w) The issuance and sale by the Trust of the Trust Preferred Securities and the Common Securities and the execution and delivery by the Trust of, and the performance by the Trust of its obligations under, the Operative Documents do not and will not contravene any provision of applicable law, the Trust Agreement or the certificate of trust of the Trust, or any agreement or other instrument binding upon the Trust, the effect of which is materially adverse to the condition, financial or otherwise, of the Trust, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust. No approval, authorization or consent of any court or governmental authority or agency is required on the part of the Trust in connection with the consummation of the transactions contemplated by the Operative Documents, except such as have been obtained or will have been obtained prior to the Closing Date or as may be required under state securities laws.

     4.   Purchase and Sale. On the basis of the representations, warranties and
          -----------------
covenants herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, severally and not jointly, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, the respective liquidation amount of Trust Preferred Securities set forth opposite the name of such Underwriter in Schedule II hereto at the purchase price set forth in Schedule I hereto.

     5.   Reoffering by Underwriters.  The Underwriters agree to make promptly a
          --------------------------
bona fide public offering of the Trust Preferred Securities to the public for sale as set forth in the Prospectus, subject, however, to the terms and conditions of this Agreement.

     6.   Time and Place of Closing; Default of Underwriters.
          --------------------------------------------------

          (a) Payment for the Trust Preferred Securities shall be made at the place, time and date specified in Schedule I hereto against delivery of the Trust Preferred Securities at the offices of the Underwriters in The City of New York, or such other place, time and date as the Representative and the Company may agree. The hour and date of such delivery and payment are herein referred to as the "Closing Date." Payment for the Trust Preferred Securities shall be by wire transfer of immediately available funds against delivery of the Trust Preferred Securities to The Depository Trust Company or to _________________, as custodian for The Depository Trust Company, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representative not later than the close of business on the business day prior to the Closing Date or such other date and time not later than the Closing Date as agreed by The Depository Trust Company or _____________________. For the purpose of expediting the checking of the certificates by the Representative, the Company agrees to make the Trust Preferred Securities available to the Representative not later than 10:00 A.M., on the

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     last full business day prior to the Closing Date at said offices of
     ________________ the Underwriters.

          (b) If one or more of the Underwriters shall, for any reason permitted hereunder, cancel its obligation to purchase hereunder and to take up and pay for the liquidation amount of the Trust Preferred Securities to be purchased by such one or more Underwriters, the Company shall immediately notify the Representative, and the remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them) or to substitute another Underwriter or Underwriters, satisfactory to the Company, to take up and pay for the liquidation amount of the Trust Preferred Securities which such one or more Underwriters did not purchase. If one or more Underwriters shall, for any reason other than a reason permitted hereunder, fail to take up and pay for the liquidation amount of the Trust Preferred Securities to be purchased by such one or more Underwriters, the Company shall immediately notify the Representative, and the remaining Underwriters shall be obligated to take up and pay for (in addition to the respective liquidation amount of the Trust Preferred Securities set forth opposite their respective names in Schedule II hereto) the liquidation amount of the Trust Preferred Securities which such defaulting Underwriter or Underwriters failed to take up and pay for, up to a liquidation amount thereof equal to, in the case of each such remaining Underwriter, 10% of the liquidation amount of the Trust Preferred Securities set forth opposite the name of such remaining Underwriter in said Schedule II, and such remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another Underwriter or Underwriters, satisfactory to the Company, to take up and pay for, the remaining liquidation amount of the Trust Preferred Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase. If any unpurchased Trust Preferred Securities still remain, then the Company or the Representative shall be entitled to an additional period of 24 hours within which to procure another party or parties, members of the National Association of Securities Dealers, Inc. (or if not members of such Association, who are not eligible for membership in said Association and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with said Association's Rules of Fair Practice) and satisfactory to the Company, to purchase or agree to purchase such unpurchased Trust Preferred Securities on the terms herein set forth. In any such case either the Representative or the Company shall have the right to postpone the Closing Date for a period not to exceed three full business days from the date agreed upon in accordance with this paragraph 6, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If (i) neither the non-defaulting Underwriters nor the Company has arranged for the purchase of such unpurchased Trust Preferred Securities by another party or parties as above provided and (ii) the Company and the non-defaulting Underwriters have not mutually agreed to offer and sell the Trust Preferred Securities other than the unpurchased Trust Preferred Securities, then this Agreement shall terminate without any liability on the part of the Company or any Underwriter (other than an Underwriter which shall have failed or refused, in accordance with the terms hereof, to purchase and pay for the liquidation amount of the Trust Preferred Securities which such Underwriter has agreed to purchase as provided in paragraph 4 hereof), except as otherwise provided in paragraph 7 and paragraph 8 hereof.

          (c) As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Trust Preferred Securities will be used to purchase Subordinated Debentures of the Company (which purchase was arranged by the

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     Underwriters), the Company hereby agrees to pay on the Closing Date to the
     Representative by wire transfer in immediately available funds, for the accounts of the several Underwriters, $_______ per Trust Preferred Security to be delivered by the Company hereunder on the Closing Date.

     7.   Covenants of the Company. The Offerors jointly and severally covenant
          ------------------------
with each Underwriter that:

          (a) As soon as possible after the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to Rule 424, setting forth, among other things, the necessary information with respect to the terms of offering of the Trust Preferred Securities. The Company will promptly deliver to the Representative and to counsel for the Underwriters, to the extent not previously delivered, one fully executed copy or one conformed copy, certified by an officer of the Company, of the Registration Statement, as originally filed, and of all amendments thereto, heretofore or hereafter made, (other than those relating solely to securities other than the Securities), including any post-effective amendment (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Representative), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Representative for distribution to the Underwriters as many conformed copies of the foregoing (excluding the exhibits, but including all documents incorporated therein) as the Representative may reasonably request. The Company will also send to the Underwriters as soon as practicable after the date of this Agreement and thereafter from time to time as many copies of the Prospectus as the Representative may reasonably request for the purposes required by the Securities Act.

          (b) During such period (not exceeding nine months) after the commencement of the offering of the Trust Preferred Securities as the Underwriters may be required by law to deliver a Prospectus, if any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Representative shall occur, which in the Company's opinion should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, or if it is necessary to amend the Prospectus to comply with the Securities Act, the Company will forthwith at its expense prepare and furnish to the Underwriters and dealers named by the Representative a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading. In case any Underwriter is required to deliver a Prospectus after the expiration of nine months after the commencement of the offering of the Trust Preferred Securities, the Company, upon the request of the Representative, will furnish to the Representative, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Securities Act.

          (c) The Company will make generally available to its security holders, as soon as reasonably practicable, but in any event not later than 16 months after the end of the fiscal quarter in which the filing of the Prospectus pursuant to Rule 424 occurs, an earning statement (in form complying with the provisions of Section 11(a) of the Securities Act, which need not be certified by independent public accountants) covering a period of twelve months beginning not later than the first day of the Company's fiscal quarter next following the filing of the Prospectus pursuant to Rule 424.

          (d) Each of the Company and the Trust will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Trust Preferred Securities.

          (e) The Company will advise the Representative promptly of the filing of the Prospectus pursuant to Rule 424 and of any amendment or supplement to the Prospectus or Registration Statement or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use its best efforts to obtain the prompt removal thereof.

          (f) The Company will use its best efforts to qualify the Trust Preferred Securities, as may be required, for offer and sale under the Blue Sky or legal investment laws of such jurisdictions as the Representative may designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction.

          (g) The Trust will use the net proceeds received by it from the sale of the Trust Preferred Securities, and the Company will use the proceeds received by it from the sale of the Subordinated Debentures, in the manners specified in the Prospectus under "Use of Proceeds."

     8.   Payment of Expenses.  Each of the Company and the Trust will pay all
          -------------------
expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and the printing of this Agreement, (ii) the delivery of the Trust Preferred Securities to the Underwriters, (iii) the fees and disbursements of its counsel and accountants, (iv) the expenses in connection with the qualification of the Trust Preferred Securities under securities laws in accordance with the provisions of subparagraph (f) of paragraph 7 hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith, and in connection with the preparation of the Blue Sky Survey and any Legality Memorandum, such fees and disbursements not to exceed $5,000, (v) the printing and delivery to the Underwriters of copies of the Registration Statement and all amendments thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto and (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and Legality Memorandum.

     The fees and disbursements of Underwriters' counsel shall be paid by the Underwriters (subject, however, to the provisions of the preceding paragraph requiring payment by the Offerors of fees and expenses not to exceed $5,000); provided, however, that if this Agreement is terminated in accordance with the provisions of paragraph 9, 10 or 12 hereof, the Offerors shall reimburse the Representative for the account of the Underwriters for the fees and disbursements of Underwriters' counsel. The Offerors shall not be required to pay any amount for any expenses of the Representative or of any other of the Underwriters except as provided in paragraph 7 hereof and in this paragraph 8. The Offerors shall not in any event be liable to any of the Underwriters for damages on account of the loss of anticipated profit.

     9.   Conditions of Underwriters' Obligations. The several obligations of
          ---------------------------------------
the Underwriters to purchase and pay for the Trust Preferred Securities shall be subject to the accuracy of the representations and warranties on the part of the Offerors as of the date hereof and the Closing Date, to the performance by each of the Offerors of its obligations to be performed hereunder prior to the Closing Date, and to the following further conditions:

          (a) Opinions of Outside Counsel for Offerors and Counsel for Underwriters. At the Closing Date, the Representative shall receive favorable opinions from (1) Hunton & Williams, of counsel to the Company, which opinion shall be satisfactory in form and substance to counsel for the Underwriters, and (2) ______________________, counsel for the Underwriters (which counsel may rely as to all matters of North Carolina law upon the opinions of William D. Johnson, Esq., Senior Vice President and Corporate Secretary for the Company) to the effect set forth in Exhibit
                                                                         -------
     A hereto.
     --

          (b) Opinion of Company Counsel. At the Closing Date, the Representative shall receive from William D. Johnson, Esq., Senior Vice President and Corporate Secretary for the Company, a favorable opinion in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.
                         ---------

          (c) Opinion of Special Delaware Counsel for Offerors. At the Closing Date, the Representative shall receive from Richards, Layton and Finger, special Delaware counsel to the Offerors, a favorable opinion in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto.
              ---------

          (d) Opinion of Counsel for Debenture Trustee, Property Trustee and Guarantee Trustee. At the Closing Date, the Representative shall receive from ___________, counsel to ___________________, as Debenture Trustee under the Indenture, Property Trustee under the Trust Agreement, and Guarantee Trustee under the Guarantee Agreement, a favorable opinion in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit D hereto.
                         ---------

          (e) Opinion of Tax Counsel for the Offerors. At the Closing Date, the Representative shall receive from Hunton & Williams, tax counsel to the Offerors, a favorable opinion in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit E hereto.
                                                      ---------

          (f) Accountants' Comfort Letter. At the Closing Date, the Representative shall have received from ______________ a letter, dated the Closing Date, confirming that they are independent certified public accountants within the meaning of the Securities Act and the Exchange Act, and of the applicable published rules and regulations thereunder, and stating in effect that: (i) in their opinion, the audited financial statements incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and of the published rules and regulations thereunder; (ii) based on the performance of the procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in Statement on Auditing Standards ("SAS") No. 71, Interim
                                                                  -------
     Financial Information, on the unaudited financial statements incorporated
     ---------------------
     by reference in the Registration Statement, inquiries of officials of the Company responsible for financial and accounting matters and reading the minutes of meetings of the Board of Directors of the Company, of the Executive

     Committee of the Board of Directors of the Company and of the shareholders of the Company, nothing came to their attention that caused them to believe that (A) the unaudited financial statements incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the published rules and regulations thereunder or any material modifications should be made for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the most recent audited financial statements incorporated by reference in the Registration Statement; or (B) at the date of the latest available interim balance sheet read by them and at a subsequent date not more than three days prior to the date of the letter, there was any change in the capital stock or long-term debt of the Company, or at the date of the latest available interim balance sheet read by them, there was any decrease in net assets as compared with the amount shown on the most recent balance sheet incorporated by reference in the Registration Statement, except for changes or decreases that the Registration Statement discloses have occurred or may occur, for declarations of dividends, for common stock sales under _________________ [employee benefit plans], or for changes or decreases that are described in the letter; and (iii) covering such other matters as the Representative shall reasonably request.

          (g) No Stop Order Certificate. No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; and no proceedings for that purpose shall be pending before, or, to the Company's knowledge, threatened by, the Commission on the Closing Date. The Representative shall have received, prior to payment for the Securities, a certificate dated the Closing Date and signed by the Chairman, President or a Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (h) Certificate as to Representations and Warranties. At the Closing Date, the Representative shall receive a certificate of the Chairman, President or a Vice President of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date.

          (i) Satisfactory Legal Proceedings. All legal proceedings taken in connection with the sale and delivery of the Securities shall have been satisfactory in form and substance to counsel for the Underwriters.

          (j) Holding Company Act Order. At the Closing Date an order or orders of the Commission pursuant to the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act") permitting the issuance and sale of the Securities shall be in full force and effect and all provisions of such order or orders heretofore entered are deemed acceptable to the Representative and the Company, and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Representative and the Company unless within 24 hours after receiving a copy of any such order either shall give notice to the other to the effect that such order contains an unacceptable provision.

     In case any of the conditions specified above in this paragraph 9 shall not have been fulfilled or waived by 2:00 P.M. on the Closing Date, this Agreement may be terminated by the Representative by delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8 hereof.

     10.  Condition of the Company's Obligations. The obligations of the Company
          --------------------------------------
to deliver the Securities shall be subject to the conditions set forth in the first sentence of subparagraph (g) of paragraph 9 hereof and in subparagraph (j) of paragraph 9 hereof. In case this condition shall not have been fulfilled at the Closing Date, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8 hereof.

     11.  Indemnification.
          ---------------

          (a) The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or common law and to reimburse each such Underwriter and each such controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them, when and as incurred, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph 11 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by any Underwriter through the Representative for use in the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) of each of the Debenture Trustee, the Guarantee Trustee, the Property Trustee and the Delaware Trustee, and provided, further, that the indemnity agreement contained in this paragraph 11 shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Trust Preferred Securities to any person if a copy of the Prospectus (excluding documents incorporated by reference therein) shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the written confirmation of the sale involved, unless such Prospectus failed to correct the omission or misstatement. The indemnity agreement of the Offerors contained in this paragraph 11 and the representations and warranties of the Offerors contained in paragraph 3 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any such controlling person and shall survive the delivery of the Trust Preferred Securities. The Underwriters agree to notify promptly the Offerors, and each other Underwriter, of the commencement of any litigation or proceedings against them or any of them, or any such controlling person, in connection with the sale of the Trust Preferred Securities. The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under this subparagraph (a).

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Offerors, their respective officers and directors, and each person who controls either of the Offerors within the meaning of
     Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or common law, and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them, when and as incurred, in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by such Underwriter or through the Representative on behalf of such Underwriter for use in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to either thereof. The indemnity agreement of all the respective Underwriters contained in this paragraph 11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the either of the Offerors or any other Underwriter, or any such controlling person, and shall survive the delivery of the Trust Preferred Securities. Each of the Offerors agrees promptly to notify the Representative of the commencement of any litigation or proceedings against it or any of its officers or directors, or any such controlling person, in connection with the sale of the Trust Preferred Securities.

          (c) Each of the Offerors and each of the Underwriters agrees that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder. Each of the Offerors and each of the Underwriters agrees that the notification required by the preceding sentence shall be a material term of this Agreement. The omission so to notify such indemnifying party or parties of any such action shall relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party on account of any indemnity agreement contained herein if such indemnifying party was materially prejudiced by such omission, but shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them, as such expenses are incurred; provided, however, if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party, and counsel for the indemnified party shall have concluded, in its reasonable judgment, that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

          (d) If the indemnification provided for in subparagraphs (a) or (b) above is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, from the offering of the Trust Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Trust Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Trust Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Trust Preferred Securities as set forth on such cover. The relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subparagraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company or the Trust who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the Securities Act or
     Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Trust respectively. The Underwriters' respective obligations to contribute pursuant to this subparagraph (d) are several in proportion to the number of Trust Preferred Securities set forth opposite their respective names in Schedule II hereto and not joint.

       (e) For purposes of this paragraph 11, it is understood and agreed that the only information provided by the Underwriters for inclusion in the Registration Statement and the Prospectus was as follows: _________________
  __________________________.

  12.  Termination Date of this Agreement.  This Agreement may be terminated by
       ----------------------------------
the Representative at any time prior to the Closing Date by delivering written notice thereof to the Offerors, if on or after the date of this Agreement but prior to such time (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange, or there shall have been established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or (b) there shall have occurred any new outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement or any national or international calamity or crisis, the effect of which on the financial markets of the United States shall be such as to make it impracticable, in the reasonable judgment of the Representative, for the Underwriters to enforce contracts for the sale of the Trust Preferred Securities, or (c) the Company or any Significant Subsidiary shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Representative, to consummate the sale of the Trust Preferred Securities and the delivery of the Trust Preferred Securities by the several Underwriters at the initial public offering price or (d) there shall have been any downgrading or any notice of any intended or potential downgrading in the rating accorded the Company's securities by any "nationally recognized statistical rating organization" as that term is defined by the Commission for the purposes of Securities Act Rule 436(g)(2), or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Trust Preferred Securities or any of the Company's other outstanding debt, the effect of which, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to consummate the sale of the Trust Preferred Securities and the delivery of the Trust Preferred Securities by the several Underwriters at the initial public offering price. This Agreement may also be terminated at any time prior to the Closing Date if in the reasonable judgment of the Representative the subject matter of any amendment or supplement to the Registration Statement or Prospectus (other than an amendment or supplement relating solely to the activity of any Underwriter or Underwriters) filed after the execution of this Agreement shall have materially impaired the marketability of the Trust Preferred Securities. Any termination hereof pursuant to this paragraph 12 shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8 hereof.

  13.  Miscellaneous.  The validity and interpretation of this Agreement shall
       -------------
be governed by the laws of the State of New York. Unless otherwise specified, time of day refers to New York City time. This Agreement shall inure to the benefit of, and be binding upon, the Company, the several Underwriters, and with respect to the provisions of paragraph 11 hereof, the officers and directors and each controlling person referred to in said paragraph 11, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Trust Preferred Securities from any of the several Underwriters.

  14.  Notices.  All communications hereunder shall be in writing or by telefax
       -------
and, if to the Underwriters, shall be mailed, transmitted by any standard form of telecommunication or delivered to the Representative at the address set forth in Schedule I hereto and if to the Offerors, shall be mailed or delivered to the Company at 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, attention of ___________________.

  15.  Counterparts.  This Agreement may be simultaneously executed in
       ------------
counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

  16.  Defined Terms.  Unless otherwise defined herein, capitalized terms used
       -------------
in this Agreement shall have the meanings assigned to them in the Registration Statement.

  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              CP&L ENERGY, INC.


                              By:  _____________________________
                                      Authorized Representative

                              CP&L ENERGY CAPITAL TRUST __


                              By:  _____________________________
                                      Authorized Representative

Accepted as of the date first
above written, as Underwriter
named in, and as the Representative
of the other Underwriters named in, Schedule II.


[NAME OF REPRESENTATIVE]


By ____________________________

                                  SCHEDULE I


Underwriting Agreement dated ___________, ____

Registration Statement No. 333-_____

Representative and Address:



Designation:  [Title of trust preferred securities]

Liquidation Amount:  $___________

Trust Agreement and Guarantee dated as of _________, ____

Date of Maturity:  ___________, ____

Interest Rate: ____% per annum, payable ________ __ and __________ __ of each year, commencing ____________, ____.

Purchase Price: _____% of the liquidation amount thereof, plus accrued interest from _______________ to the date of payment and delivery.

Public Offering Price: ____% of the liquidation amount thereof, plus accrued interest from ___________ to the date of payment and delivery.

Redemption Terms:

Closing Date and Location: _______________, 200_; Hunton & Williams, 421 Fayetteville Street Mall, Raleigh North Carolina 27601

                                  SCHEDULE II



                Underwriters                      Liquidation Amount
                ------------                      ------------------





                    TOTAL............................

                                 SCHEDULE III

                           Significant Subsidiaries
                           ------------------------

                                   EXHIBIT A

     Opinions of (1) Hunton & Williams, of counsel to the Company, and (2) ______________, counsel for the Underwriters, to be delivered pursuant to paragraph 9(a) of the Underwriting Agreement.

     1. Each of the Indenture and the Guarantee has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the rights of mortgagees and other creditors, and by general equitable principles and any implied covenant of good faith and fair dealings.

     2. The Trust Agreement has been duly and validly authorized, executed and delivered by the Company.

     3. Each of the Indenture, the Trust Agreement and the Guarantee has been duly qualified under the 1939 Act.

     4. The Junior Subordinated Debentures have been duly authorized for issuance by the Company, and the Junior Subordinated Debentures, when executed, authenticated and delivered in the manner provided for in the Junior Subordinated Indenture and paid for in accordance with the Junior Subordinated Debenture Purchase Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Junior Subordinated Indenture and enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the rights of mortgagees and other creditors, and by general equitable principles and any implied covenant of good faith and fair dealings.

     5. The statements made in the Prospectus under the caption "Description of Debt Securities," "Additional Terms of Junior Subordinated Debentures," "Description of Trust Preferred Securities," "Description of Guarantees" and "Relationship Among Trust Preferred Securities, Junior Subordinated Debentures and Guarantees," and in the Prospectus Supplement under the caption "Description of the Trust Preferred Securities," insofar as they purport to constitute summaries of the documents referred to therein, are correct in all material respects.

     6. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

     7. The Registration Statement, at the time and date it was declared effective by the Commission, and the Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424, (except as to the financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act and the 1939 Act and the applicable instructions, rules and regulations of the Commission thereunder; the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (except as to financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which we express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; the

Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Securities Act.

     8. Nothing has come to our attention that would lead us to believe that the Registration Statement, at the time and date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical data constituting a part of the Registration Statement or the Prospectus or incorporated by reference therein, upon which we express no opinion).

     9. Neither the Company nor the Trust is, or immediately following consummation of the transactions contemplated by the Underwriting Agreement will be, required to be registered under the Investment Company Act of 1940, as amended.

                                   EXHIBIT B

     Opinion of William D. Johnson, Esq., Senior Vice President and Corporate Secretary for the Company, to be delivered pursuant to paragraph 9(b) of the Underwriting Agreement.

     1. Each of the Indenture and the Guarantee has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the rights of mortgagees and other creditors, and by general equitable principles and any implied covenant of good faith and fair dealings. The Trust Agreement has been duly and validly authorized by all necessary corporate action, and has been duly and validly executed and delivered

     2. Each of the Indenture, the Trust Agreement and the Guarantee has been duly qualified under the 1939 Act.

     3. The Junior Subordinated Debentures have been duly authorized for issuance by the Company, and the Junior Subordinated Debentures, when executed, authenticated and delivered in the manner provided for in the Junior Subordinated Indenture and paid for in accordance with the Junior Subordinated Debenture Purchase Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Junior Subordinated Indenture and enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the rights of mortgagees and other creditors, and by general equitable principles and any implied covenant of good faith and fair dealings.

     4. The statements made in the Prospectus under the caption "Description of Debt Securities," "Additional Terms of Junior Subordinated Debentures," "Description of Trust Preferred Securities," "Description of Guarantees" and "Relationship Among Trust Preferred Securities, Junior Subordinated Debentures and Guarantees," and in the Prospectus Supplement under the caption "Description of the Trust Preferred Securities," insofar as they purport to constitute summaries of the documents referred to therein, are correct in all material respects.

     5. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

     6. Nothing has come to my attention that would lead me to believe that the Registration Statement, at the time and date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical data constituting a part of the Registration Statement or the Prospectus or incorporated by reference therein, upon which I express no opinion).

     7. Neither the Company nor the Trust is, or immediately following consummation of the transactions contemplated by the Underwriting Agreement will be, required to be registered under the Investment Company Act of 1940, as amended.

     8. The Company is a validly organized and existing corporation and is in good standing under the laws of the State of North Carolina; each Significant Subsidiary is a validly organized and existing corporation and is in good standing under the laws of the jurisdiction of its organization; and the Company and each of its subsidiaries is qualified as a foreign corporation in each state where the failure to be so qualified would have a material adverse effect on the Company and its subsidiaries considered as a whole.

     9. Each of the Company and each Significant Subsidiary is duly authorized by its articles of incorporation to conduct the business which it is now conducting as set forth in the Prospectus.

     10. Except as described in or contemplated by the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any Significant Subsidiary which are likely in the aggregate, to result in any material adverse change in the business, property, financial condition, earnings, business affairs, or business prospects of the Company and its subsidiaries considered as a whole or which are likely in the aggregate, to materially and adversely affect the consummation of the Underwriting Agreement or the transactions contemplated therein.

     11. The consummation of the transactions contemplated in the Underwriting Agreement and the fulfillment of the terms thereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles, the Company's by-laws, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Significant Subsidiary is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

                                   EXHIBIT C

     Opinion of Richards, Layton & Finger, special Delaware counsel to the Offerors, to be delivered pursuant to paragraph 9(c) of the Underwriting
Agreement:

     1. The Trust has been duly created and is validly existing in good standing as a statutory business trust under the Delaware Business Trust Act.

     2. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party,
(b) issue and perform its obligations under the Trust Preferred Securities and the Trust Common Securities, and (c) conduct its business as described in the Registration Statement or the Prospectus.

     3. The Trust Agreement constitutes a valid and legally binding obligation of the Company and the Administrators, enforceable against the Company and the Administrators in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the rights of mortgagees and other creditors, and by general equitable principles and any implied covenant of good faith and fair dealings.

     4. The Trust Preferred Securities have been duly authorized by the Trust Agreement, and the Trust Preferred Securities, when duly issued, executed and authenticated in accordance with the Trust Agreement and delivered and paid for in accordance with the Underwriting Agreement, will be, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the rights of mortgagees and other creditors, and by general equitable principles and any implied covenant of good faith and fair dealings.

     5. The Trust Common Securities have been duly authorized for issuance by the Trust Agreement and, when issued, executed and authenticated in accordance with the Trust Agreement and delivered and paid for in accordance with the Trust Common Security Purchase Agreement, will be validly issued undivided beneficial interests in the assets of the Trust. The issuance of the Trust Common Securities is not subject to preemptive rights under the Delaware Business Trust Act or the Trust Agreement.

     6. The holders of the Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. We bring to your attention, however, that the holders of the Trust Preferred Securities may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers or exchange of Trust Preferred Securities and the issuance of replacement Trust Preferred Securities Certificates and (b) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

     7. No authorization, approval, consent or order of any Delaware court or any Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the execution, delivery or performance by the Trust of the Operative Documents to which it is a party, or the consummation by the Trust of the transactions contemplated thereby or the issuance and sale of the Trust Preferred Securities. We express no opinion in this paragraph 7, however, as to any governmental approvals which may be required under state securities or "blue sky" laws.

     8. None of the execution and delivery by the Trust of the Operative Documents, or the issuance and sale of the Trust Preferred Securities by the Trust in accordance with the terms of the Underwriting Agreement or the consummation by the Trust of the other transactions contemplated thereby, (a) violate any applicable Delaware laws or (b) conflict with the Certificate of Trust or the Trust Agreement, except that we express no opinion in this paragraph 8 with respect to (i) the rights to indemnity and contribution contained in the Trust Agreement which may be limited by state securities laws or the public policy underlying such laws or (ii) any state securities or "blue sky" laws.

                                   EXHIBIT D

     Opinion of __________________, special counsel for the Property Trustee, Guarantee Trustee, and Debenture Trustee, to be delivered pursuant to paragraph 9(d) of the Underwriting Agreement:

     1. ____________________ has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York.

     2. ____________________ has the corporate trust power and authority to execute, deliver and perform its duties under the Junior Subordinated Indenture, the Guarantee and the Trust Agreement, has duly executed and delivered the Junior Subordinated Indenture, the Guarantee and the Trust Agreement, and insofar as the laws governing the trust powers of ____________________ are concerned, and assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Junior Subordinated Indenture, the Guarantee and the Trust Agreement constitutes a legal, valid and binding agreement of ____________________, enforceable against ____________________ in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the rights of mortgagees and other creditors, and by general equitable principles and any implied covenant of good faith and fair dealings.

     3. The execution, delivery and performance by ____________________ of the Junior. Subordinate Indenture, the Guarantee and the Trust Agreement do not conflict with or constitute a breach of the charter or bylaws of
____________________.

     4. No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the trust powers of ____________________ is required in connection with the execution and delivery by ____________________ of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement or the performance by ____________________ of its duties thereunder, except such as have been obtained, taken or made.

                                   EXHIBIT E

     Form of opinion of Hunton & Williams, tax counsel to the Offerors, to be delivered pursuant to paragraph 9(e) of this Agreement:

     1. The Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

     2. The Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

     3. The statements of law or legal conclusions and opinions set forth under the section entitled "Certain Federal Income Tax Consequences" in the Prospectus, subject to the assumptions and conditions described therein, constitute our opinion. Our opinion is based on the case law, Internal Revenue Service rulings and pronouncements and judicial decisions as they exist at the date hereof. The authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurances that, after such change, our opinion would not be different.

                                     E-1